EX-28.g.1.l

AMENDMENT TO GLOBAL CUSTODY AGREEMENT

This Amendment (this “Amendment”) to the Global Custody Agreement dated April 4, 2003, as amended (the “Agreement”) by and between JPMorgan Chase Bank, N.A. (“JPMorgan”), as successor-in-interest to a previous JPMorgan entity, and Nationwide Mutual Funds (the “Customer”), as successor-in-interest to Gartmore Mutual Funds and on behalf of each Fund on the Fund List (each, a “Fund”) is entered into and made effective as of April 8, 2019 (the “Effective Date”) by JPMorgan and the Customer, on behalf of each Fund.

WHEREAS, the parties entered into the Agreement pursuant to which JPMorgan was appointed to provide custodial and other services; and

WHEREAS, JPMorgan and Customer wish to revise and update the list of funds of the Customer that are receiving services pursuant to the Agreement, as of the Effective Date.

NOW, THEREFORE, in consideration of the mutual agreements contained herein, JPMorgan and Customer on behalf of each Fund hereby agree as follows:

1.	Amendments. The Agreement shall be amended as follows:

a.

The Agreement is amended to incorporate the Fund List which is attached to this Amendment and any reference to the Fund List in the Agreement shall mean the Fund List as attached to this Amendment, as it may be amended, restated, supplemented or otherwise modified from time to time in accordance with the Agreement.

b.	Save as varied by this Amendment, the Agreement is confirmed and shall remain in full force and effect.

2.	Miscellaneous

a.	Capitalized terms not defined in this Amendment shall have the respective meanings set forth in the Agreement.

b.

Each party represents to the other parties that all representations contained in the Agreement are true and accurate as of the date of this Amendment, and that such representations are deemed to be given or repeated by each party, as the case may be, on the date of this Amendment.

c.

This Amendment will be governed by and construed in accordance with the laws of the United States or State of New York, as applicable, without regard to New York’s principles regarding conflict of laws.

d.

This Amendment and the Agreement, and any documents referred to in each of them, constitute the complete understanding and agreement of the parties with respect to the subject matter hereof and supersede and extinguish any other drafts, agreements, undertakings, representations, warranties and arrangements of any nature, whether in writing or oral, relating to such subject matter. If any of the provisions of this Amendment are inconsistent with or in conflict with any of the provisions of the Agreement then, to the extent of any such inconsistency or conflict, the provisions of this Amendment shall prevail as between the parties.

e.

This Amendment may be executed in counterparts, which together shall constitute one and the same instrument. Each party may enter into this Amendment by executing a counterpart and this Amendment shall not take effect until it has been executed by all parties.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective duly authorized representatives, effective as of the Effective Date.

NATIONWIDE MUTUAL FUNDS, on behalf of each Fund on the Fund List		JPMORGAN CHASE BANK, N.A.

By:	/s/ Lee T. Cummings	By:	/s/ Brian Eckert
Name: Lee T. Cummings		Name: Brian Eckert
Title: SVP		Title: Executive Director

FUND LIST

to

Global Custody Agreement

Fund Name

Nationwide Amundi Global High Yield Fund

Nationwide Amundi Strategic Income Fund

Nationwide Amundi World Bond Fund

Nationwide Bailard Cognitive Value Fund

Nationwide Bailard Emerging Markets Equity Fund

Nationwide Bailard International Equities Fund

Nationwide Bailard Technology & Science Fund

Nationwide Bond Fund

Nationwide Bond Index Fund

Nationwide Core Plus Bond Fund

Nationwide Destination 2010 Fund

Nationwide Destination 2015 Fund

Nationwide Destination 2020 Fund

Nationwide Destination 2025 Fund

Nationwide Destination 2030 Fund

Nationwide Destination 2035 Fund

Nationwide Destination 2040 Fund

Nationwide Destination 2045 Fund

Nationwide Destination 2050 Fund

Nationwide Destination 2055 Fund

Nationwide Destination 2060 Fund

Nationwide Emerging Markets Debt Fund

Nationwide Fund

Nationwide Geneva Mid Cap Growth Fund

Nationwide Geneva Small Cap Growth Fund

Nationwide Global Sustainable Equity Fund

Nationwide Government Bond Fund

Nationwide Government Money Market Fund

Nationwide Dynamic U.S. Growth Fund

Nationwide High Yield Bond Fund

Nationwide Inflation-Protected Securities Fund

Nationwide International Index Fund

Nationwide International Small Cap Fund

Nationwide Investor Destinations Aggressive Fund

Nationwide Investor Destinations Conservative Fund

Nationwide Investor Destinations Moderate Fund

Nationwide Investor Destinations Moderately Aggressive Fund

Nationwide Investor Destinations Moderately Conservative Fund

Nationwide Diamond Hill Large Cap Concentrated Fund (f/k/a Nationwide HighMark Large Cap Core Equity Fund)

Nationwide Long/Short Equity Fund

Nationwide Loomis All Cap Growth Fund

Nationwide Loomis Core Bond Fund (f/k/a Nationwide HighMark Bond Fund)

Nationwide Loomis Short Term Bond Fund (f/k/a Nationwide HighMark Short Term Bond Fund)

Nationwide Mid Cap Market Index Fund

Nationwide Multi-Cap Portfolio

Nationwide National Intermediate Tax Free Bond Fund (f/k/a Nationwide HighMark National Intermediate Tax Free Fund)

Nationwide Portfolio Completion Fund

Nationwide S&P 500 Index Fund

Nationwide Small Cap Index Fund

Nationwide Small Company Growth Fund

Nationwide U.S. Small Cap Value Fund

Nationwide WCM Focused Small Cap Fund (f/k/a Nationwide HighMark Small Cap Core Fund)

Nationwide Ziegler Equity Income Fund

Nationwide Ziegler NYSE Arca Tech 100 Income Fund

Nationwide Ziegler Wisconsin Tax Exempt Fund

Nationwide AllianzGI International Growth Fund